BURLINGTON RESOURCES INC.
                                       RATIO OF EARNINGS TO FIXED CHARGES
                                                  EXHIBIT 12.1
                                                  (UNAUDITED)




                                                                          Three Months Ended
                                                                                March 31,
                                                                     -----------------------------
                                                                          1996              1995
                                                                     -----------       -----------


                                                             (Dollars in Millions, Except Ratio Amounts)
Earnings

    Income (Loss) Before Income Taxes .............................     $ 35                 $(24)

    Add
       Interest and fixed charges .................................       28                   26
       Portion of rent under long-term operating
          leases representative of an interest factor .............        1                    1
                                                                        ----                 ----
    Total Earnings Available for Fixed Charges ....................     $ 64                 $  3
                                                                        ----                 ----
                                                                        ----                 ----

Fixed Charges

    Interest and fixed charges ....................................     $ 28                 $ 26
    Portion of rent under long-term operating
       leases representative of an interest factor ................        1                    1
    Capitalized interest ..........................................        1                    1
                                                                        ----                 ----
    Total Fixed Charges ...........................................     $ 30                 $ 28
                                                                        ----                 ----
                                                                        ----                 ----

Ratio of Earnings to Fixed Charges ................................     2.12x                 .12x
                                                                        ----                 ----
                                                                        ----                 ----


                                      -11-
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